Exhibit 4.3

Execution Version

HEWLETT PACKARD ENTERPRISE COMPANY,

as the Company,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as the Trustee

TWENTY-NINTH SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 15, 2025

to

INDENTURE

DATED AS OF OCTOBER 9, 2015

Relating to

$300,000,000 of Floating Rate Notes due 2028

TWENTY-NINTH SUPPLEMENTAL INDENTURE

TWENTY-NINTH SUPPLEMENTAL INDENTURE, dated as of September 15, 2025 (this “Twenty-Ninth Supplemental Indenture”), between Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 9, 2015 (the “Base Indenture” and, together with this Twenty-Ninth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Company desires to provide for the establishment of a series of notes to be known as its Floating Rate Notes due 2028 (the “Notes”);

WHEREAS, this Twenty-Ninth Supplemental Indenture relates to and sets forth the terms and conditions of the Notes; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Twenty-Ninth Supplemental Indenture, and all requirements necessary to make this Twenty-Ninth Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company, and all acts and things necessary have been done and performed to make this Twenty-Ninth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Twenty-Ninth Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party hereto agrees for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One

Definitions

Section 1.01.          Capitalized terms used but not defined in this Twenty-Ninth Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02.         References in this Twenty-Ninth Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Twenty-Ninth Supplemental Indenture unless otherwise specified.

Section 1.03.          For purposes of this Twenty-Ninth Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Base Indenture” has the meaning provided in the Recitals.

“Below Investment Grade Rating Event” means, with respect to the Notes, the rating on the Notes is lowered by each of the Rating Agencies, and the Notes are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control or (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a lowering in rating by each of the Rating Agencies will be deemed not to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) unless each of the Rating Agencies lowering its rating announces or publicly confirms that such lowering was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).  The Trustee shall have no obligation or duty to monitor the ratings of the Notes or determine or verify the determination of whether a Below Investment Grade Rating Event has occurred.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)         the sum of:  (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)            the sum of:  (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)           the sum of:  (a) the alternate rate of interest that has been selected by the Company (or the Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)           the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)           the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or the Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “interest period” and “Observation Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that the Company (or the Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or the Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or the Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or the Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)           a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” for all purposes related to the Notes means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Calculation Agent” has the meaning provided in Section 2.04(a).

“Calculation Reference Date” has the meaning provided in the definition of “Consolidated Total Assets.”

“Change of Control” means the occurrence of any of the following after the date hereof:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of the Company’s subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed to be a beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (4) the adoption by the Company of a plan providing for the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning provided in the Preamble.

“Compounded SOFR” has the meaning provided in Section 2.04(d).

“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on the Company’s most recent consolidated balance sheet prepared as of the end of a fiscal quarter in accordance with generally accepted accounting principles which the Company shall have most recently filed with the Commission (or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles) prior to the time at which Consolidated Total Assets is being determined (the last day of such fiscal quarter, the “Calculation Reference Date”).  The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by the Company or disposition of assets of the Company or any of its Subsidiaries involving the payment or receipt by the Company or any of its Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500 million that has occurred since the Calculation Reference Date, as if such acquisition or disposition had occurred on the Calculation Reference Date.

“Depositary” has the meaning provided in Section 2.03(d).

“Designee” has the meaning provided in Section 2.04(a).

“Event of Default” has the meaning provided in Section 5.01.

“Fitch” means Fitch Ratings Inc. and its successors.

“Indenture” has the meaning provided in the Recitals.

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Interest Payment Date.

“Initial Notes” means the aggregate principal amount of Notes issued on the date hereof, as specified on the first paragraph of Section 2.01.

“Interest Determination Date” has the meaning provided in Section 2.04(a).

“Interest Payment Date” has the meaning provided in Section 2.04(a).

“Interest Period” means (i) the period from, and including, the most recent Interest Payment Date (or, with respect to the initial Interest Period only, from and including September 15, 2025) to, but excluding, the next succeeding Interest Payment Date or (ii) in the case of the last such period, from, and including, the Interest Payment Date immediately preceding the maturity date to, but excluding, the maturity date.

“Interest Rate” has the meaning provided in Section 2.04(a).

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Notes” has the meaning provided in the Recitals.  For the avoidance of doubt, “Notes” shall include any Additional Notes.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the Interest Payment Determination Date for such Interest Period.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Reference Time” with respect to any determination of the Benchmark for the Notes means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or the Designee after giving effect to the Benchmark Replacement Conforming Changes.

“Regular Record Date” has the meaning provided in Section 2.04(b).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“S&P” means S&P Global Ratings and its successors.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR Index” has the meaning provided in Section 2.04(d).

“SOFR Index Determination Time” has the meaning provided in Section 2.04(d).

“SOFRi” has the meaning provided in Section 2.04(e).

“Spread” has the meaning provided in Section 2.04(a).

“Trustee” has the meaning provided in the Preamble.

“Twenty-Ninth Supplemental Indenture” has the meaning provided in the Preamble.

“U.S. Government Securities Business Day” is any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Article Two

General Terms and Conditions of the Notes

Section 2.01.          Designation and Principal Amount.

(a)          The Notes are hereby authorized and designated the Floating Rate Notes due 2028.  The Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount.  The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $300,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 301 of the Base Indenture.  The Notes will be senior unsecured obligations of the Company and will rank on the same basis with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

(b)          In addition, without the consent of the Holders of the Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, issue price and, in some cases, the first payment of interest or interest accruing prior to the issue date of such Additional Notes).  Any Additional Notes having such similar terms, together with the Notes issued on the date hereof, shall constitute a single series of Notes under the Indenture.  Additional Notes of a series may only bear the same CUSIP number if they would be fungible for United States federal income tax purposes with the existing Notes of that series.  No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

Section 2.02.          Maturity.

The principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on September 15, 2028.  If the maturity date of the Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such Notes then due will be paid on the next Business Day.  No interest on that payment will accrue from and after the maturity date.

Section 2.03.          Form and Payment.

(a)          The Notes shall be issued as global notes in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)         The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Twenty-Ninth Supplemental Indenture.  Notwithstanding Section 303 of the Base Indenture, the Trustee may authenticate the Notes by manual or electronic signature.

(c)         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Twenty-Ninth Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Twenty-Ninth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d)        Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company (together with any successor thereto, the “Depositary”).

(e)          The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary.  No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

(f)        Additional provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Twenty-Ninth Supplemental Indenture are set forth in Appendix A, which is hereby incorporated in and made a part of this Twenty-Ninth Supplemental Indenture.

Section 2.04.          Interest.

(a)        Except as set forth in this Section 2.04, the Notes will bear interest for each interest period at a rate determined by the Calculation Agent (as defined below).  The Calculation Agent is The Bank of New York Mellon Trust Company, N.A., until such time as the Company appoints a successor calculation agent (herein called the “Calculation Agent,” which term includes any successor Calculation Agent under the Indenture).  Interest payments on the Notes will be made quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2025 (each, an “Interest Payment Date”).  The interest rate on the Notes (the “Interest Rate”) for a particular Interest Period (as defined below) will be a per annum rate equal to a benchmark rate, which will initially be Compounded SOFR, as determined on the Interest Determination Date (as defined below), plus a spread of 0.96% per annum (the “Spread”).  The “Interest Determination Date” for an Interest Period will be the date that is two U.S. Government Securities Business Days before the applicable Interest Payment Date.  Promptly upon determination, the Calculation Agent will inform the Trustee and the Company, or as set forth in this Section 2.04, the Company or its designee (which may be an independent financial advisor or such other designee of the Company (any of such entities, the “Designee”)) will inform the Trustee, of the Interest Rate for such Interest Period.  Absent manifest error, the determination of the Interest Rate by the Calculation Agent, or as set forth in this Section 2.04, by the Company or the Designee, shall be binding and conclusive on the Holders of the Notes, the Trustee and the Company.  For the avoidance of doubt, in no event shall the Calculation Agent, Trustee or Paying Agent be the Designee.

None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Compounded SOFR (or any other Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor Benchmark.  In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or the Designee without independent investigation, and none will have any liability for actions taken at the direction of the Company.

Any determination, decision or election that may be made by the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence of non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or the Designee’s sole discretion and, notwithstanding anything to the contrary herein, will become effective without consent from any other party.  None of the Trustee, the Calculation Agent or the Paying Agent will have any liability for any determination made by or on behalf of the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties.  None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Designee, or for any failure or delay in the performance by the Company or the Designee, nor shall any of the Trustee, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of the Designee.

(b)         Interest on the Notes will accrue from and including September 15, 2025 to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or maturity date, as the case may be; provided that if an Interest Payment Date (other than the maturity date) falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the interest payment date shall be the immediately preceding Business Day.  The Company shall make interest payments on the Notes quarterly in arrears on each Interest Payment Date, beginning on December 15, 2015, to the Holders of the Notes at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the related interest payment date (each, a “Regular Record Date”).  Interest on the Notes shall be computed on the basis of the actual number of days in an interest period and a 360-day year.

(c)         As set forth in Section 2.04(d), the amount of interest accrued and payable on the Notes for each Interest Period shall be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

(d)         The Interest Rate for each Interest Period will be equal to Compounded SOFR plus the Spread.  “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days in the applicable Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)            the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)           if the SOFR Index specified in clause (1) does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 2.04(e).

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Spread.

Notwithstanding anything to the contrary herein, if the Company or the Designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth in Section 2.04(e) shall thereafter apply to all determinations of the Interest Rate.

For the avoidance of doubt, in accordance with Section 2.04(e), after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period shall be an annual rate equal to the sum of the Benchmark Replacement and the Spread.

(e)        If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the website of the Federal Reserve Bank of New York, at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information, or any successor source.  For the purposes of this Section 2.04(e), references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed.  If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the Federal Reserve Bank of New York’s Website.

(f)          If the Company or the Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company (or the Designee) pursuant to this Section 2.04(f), including any determination with respect to tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, shall be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary herein, shall become effective without consent from the Holders of the Notes or any other party.

Section 2.05.          Other Terms and Conditions.

(a)          The Notes are not subject to a sinking fund.

(b)          The Defeasance and Covenant Defeasance provisions of Article Thirteen of the Base Indenture will apply to the Notes.

(c)          Section 1006 of the Base Indenture will not apply to the Notes.

(d)          Section 1011 of the Base Indenture will not apply to the Notes.

(e)          The provisions of Article Fifteen of the Base Indenture will not apply to the Notes.

(f)          The Notes will be subject to the Events of Default provided in Section 501 of the Base Indenture, as supplemented by Section 5.01.

(g)          The Trustee will initially be the Security Registrar and Paying Agent for the Notes.

(h)          The Notes will be subject to the covenants provided in Article Ten of the Base Indenture, as supplemented by Section 4.01.

Article Three

Redemption

Section 3.01.          Optional Redemption of the Notes.

The Notes shall not be redeemable prior to September 15, 2028.

Article Four

Additional Covenants

Section 4.01.          Purchase of Notes upon a Change of Control Triggering Event.

(a)          If a Change of Control Repurchase Event occurs after the date hereof, the Company will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase.

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will send a notice to each holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(b)          On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)             accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)           deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly send to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c)         The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of any such compliance.

Article Five

Additional Events of Default

Section 5.01.          Additional Events of Default.

In addition to the Events of Default set forth in Section 501 of the Base Indenture, an “Event of Default” with respect to the Notes shall be deemed to have occurred if the Company fails to make the required offer to purchase Notes following a Change of Control Repurchase Event, if that failure continues for 90 days after notice is provided as set forth in clause (4) of Section 501 of the Base Indenture.

Article Six

Amendments

Section 6.01.          Certain Amendments to the Indenture.

The Indenture, solely with respect to the Notes, is hereby amended as follows:

(a)          Section 603(8) of the Base Indenture is hereby amended by deleting the text of Section 603(8) in its entirety and replacing it with the following text:

(8) the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by a responsible officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(b)          Section 801 of the Base Indenture (Company May Consolidate, Etc., Only on Certain Terms) is hereby amended by deleting the text of Section 801 in its entirety and replacing it with the following text:

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)          in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)          immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)         the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(c)          Section 1004 of the Base Indenture (Statement by Officers as to Default) is hereby amended by deleting the text of Section 1004 in its entirety and replacing it with the following text:

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.  Additionally, the Company will notify the Trustee promptly upon becoming aware that it is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture.

(d)          Section 1008 of the Base Indenture (Limitation on Liens) is hereby amended by deleting the text of Section 1008 in its entirety and replacing it with the following text:

The Company will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case effectively providing concurrently with such issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a mortgage with respect to any such indebtedness, that the Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt.  The foregoing restriction with respect to Secured Debt, however, will not apply to:

(1)         mortgages on property existing at the time of acquisition thereof by the Company or any Subsidiary, whether or not assumed, provided that such mortgages were in existence prior to the contemplation of such acquisitions;

(2)        mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by the Company and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

(3)        mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (including leases) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction, or the making of such improvements;

(4)          mortgages to secure indebtedness owing to the Company or to a Restricted Subsidiary;

(5)          mortgages existing on October 9, 2015;

(6)          mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(7)        mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by the Company and/or any Restricted Subsidiary in good faith by appropriate proceedings and the Company and/or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

(8)          mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation;

(9)         mortgages for materialmen’s, mechanic’s, workmen’s, repairmen’s, landlord’s liens for rent, or other similar liens arising in the ordinary course of business in respect of obligations which are not yet overdue or which are being contested by the Company or any Restricted Subsidiary in good faith and by appropriate proceedings;

(10)       mortgages consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title thereto, which do not materially impair the use of such property by the Company or any Restricted Subsidiary in the operation of business or the value of such property for the purpose of such business; and

(11)      extensions, renewals, refinancings or replacements of any mortgage referred to in the foregoing clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10); provided, however, that any mortgages permitted by any of the foregoing clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clauses and improvements thereto, and provided further that any refinancing or replacement of any mortgages permitted by the foregoing clauses (7) and (8) shall be of the type referred to in such clauses (7) or (8), as the case may be.

Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt, which would otherwise be subject to such restrictions, without equally and ratably securing the Securities, provided that after giving effect thereto, the aggregate amount of all Secured Debt (not including mortgages permitted under clauses (1) through (11) above) does not exceed the greater of $2.00 billion and 10% of the Consolidated Total Assets of the Company as most recently determined on or prior to such date.

For purposes of this Section 1008:

(i)             “Secured Debt” means any debt for borrowed money secured by a mortgage upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired); and

(ii)           “mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.

(e)        Section 1009 of the Base Indenture (Limitations on Sale and Lease-Back Transactions) is hereby amended by deleting the text of Section 1009 in its entirety and replacing it with the following text:

The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, unless:  (1) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Securities, pursuant to Section 1008; or (2) the Company shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that matures more than 12 months after the creation of such indebtedness or the purchase, construction or development of other comparable property.

Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions which would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the aggregate amount of such Sale and Lease-Back Transactions, together with the aggregate amount of all Secured Debt not permitted by clauses (1) through (11) under Section 1008, does not exceed the greater of $2.00 billion and 10% of Consolidated Total Assets of the Company as most recently determined on or prior to such date.

(f)           Section 105(3) of the Base Indenture is hereby amended by deleting the text of Section 105(3) in its entirety and replacing it with the following text:

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling, except to the extent the Trustee’s conduct, action or omission constitutes bad faith, willful misconduct, gross negligence or manifest error.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Company agrees:  (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.  “Electronic Means” shall mean the following communications methods:  e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

(g)          Section 1005 of the Base Indenture is hereby amended by deleting the text of Section 1005 in its entirety and replacing it with the following text:

Subject to Article Eight, the Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its legal existence.

(h)         The definition of “Principal Property” in the Base Indenture is hereby amended by deleting the text of the definition of “Principal Property” in its entirety and replacing it with the following text:

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which:  (a) is owned by the Company or any Restricted Subsidiary; (b) is located within any of the present 50 states of the United States of America (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a book value on the date as of which the determination is being made in excess of 1.00% of Consolidated Total Assets of the Company as most recently determined in good faith on or prior to such date.

Article Seven

Miscellaneous

Section 7.01.          Application of Twenty-Ninth Supplemental Indenture.

The Indenture, as supplemented by this Twenty-Ninth Supplemental Indenture, is in all respects ratified and confirmed.  This Twenty-Ninth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02.          Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 7.03.          Conflict with Base Indenture.

To the extent not expressly amended or modified by this Twenty-Ninth Supplemental Indenture, the Base Indenture shall remain in full force and effect.  If any provision of this Twenty-Ninth Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Twenty-Ninth Supplemental Indenture shall control.

Section 7.04.          Governing Law.

THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.05.          Successors.

All agreements of the Company in the Base Indenture, this Twenty-Ninth Supplemental Indenture and the Notes shall bind its successors.  All agreements of the Trustee in the Base Indenture and this Twenty-Ninth Supplemental Indenture shall bind its successors.

Section 7.06.          Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of this Twenty-Ninth Supplemental Indenture electronically in portable document format (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or in any other format will be effective as delivery of a manually executed counterpart.  The Company agrees to assume all risks arising out of the use of using electronic signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 7.07.          Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Twenty-Ninth Supplemental Indenture and the Notes other than as to the validity of its execution and delivery by the Trustee.  The recitals and statements herein and in the Notes are deemed to be those of the Company and not the Trustee and the Trustee assumes no responsibility for the same.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Twenty-Ninth Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Kirt Karros
Name:	Kirt Karros
Title:	Senior Vice President, Treasurer, Corporate Development and FP&A

[Signature Page to Twenty-Ninth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael C. Jenkins
	Name:	Michael C. Jenkins
	Title:	Vice President

[Signature Page to Twenty-Ninth Supplemental Indenture]

Appendix A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1             Definitions.

(a)          Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture.  The following capitalized terms have the following meanings:

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Definitive Note” means a certificated Initial Note or Additional Note issued pursuant to the Indenture that does not include the Global Notes Legend.

“Global Note” has the meaning ascribed to the term “Global Security” in the Indenture.

(b)          Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Notes Legend”	2.2(e)

Section 2.1             Form and Dating.

(a)          [Reserved]

(b)          Global Notes.  The Initial Notes shall be issued initially in the form of one or more Global Notes, in each case without interest coupons and bearing the Global Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchange of Global Notes” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Sections 304 and Section 305 of the Base Indenture and Section 2.2(c) of this Appendix A.

(c)          Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 303 of the Indenture and pursuant to a Company Order signed by one authorized officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)          Definitive Notes.  Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2             Transfer and Exchange.

(a)          Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Security Registrar with a written request:

(i)             to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations;

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new applicable Global Note in the appropriate principal amount.

(c)          Transfer and Exchange of Global Notes.

(i)           The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)          If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)          [Reserved]

(e)          Legends.

Each Definitive Note shall bear the following legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(f)          Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g)          Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 304, 305, 306, 906 and 1107 of the Base Indenture).

(iii)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)          All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h)          No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)           Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.3             Definitive Notes.

(a)          A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary.  In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

(b)        Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)         The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)       In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Exhibit A

Form of Note representing the Floating Rate Notes due 2028

No. R-

HEWLETT PACKARD ENTERPRISE COMPANY

Floating Rate Notes due 2028

$[●]

CUSIP No. 42824C BY4

[GLOBAL NOTES ONLY] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Hewlett Packard Enterprise Company, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to          , or registered assigns, the principal sum of Dollars ($) or such other amount indicated on the Schedule of Exchange of Global Notes attached hereto on September 15, 2028 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the Securities will be paid on the next Business Day); provided, however, that no interest on that payment will accrue from and after September 15, 2028, and to pay interest thereon from September 15, 2025, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2025, as described on the reverse of this Security, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holders of this Security (or one or more Predecessor Securities) at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.  If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the principal corporate trust office of The Bank of New York Mellon Trust Company, N.A., as Trustee) or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.  Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular Record Date or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular Record Date or Special Record Date.

2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HEWLETT PACKARD ENTERPRISE
COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated

herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Reverse of Security

HEWLETT PACKARD ENTERPRISE COMPANY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 9, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Twenty-Ninth Supplemental Indenture, dated as of September 15, 2025 (the “Twenty-Ninth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof initially in aggregate principal amount of $300,000,000.

Except as set forth below, the Securities will bear interest for each interest period at a rate determined by the Calculation Agent (as defined below).  The Calculation Agent is The Bank of New York Mellon Trust Company, N.A., until such time as the Company appoints a successor calculation agent (herein called the “Calculation Agent,” which term includes any successor Calculation Agent under the Indenture).  The interest rate on the Securities (the “Interest Rate”) for a particular Interest Period (as defined below) will be a per annum rate equal to a benchmark rate, which will initially be Compounded SOFR, as determined on the Interest Determination Date (as defined below), plus a spread of 0.96% per annum (the “Spread”).  The “Interest Determination Date” for an Interest Period will be the date that is two U.S. Government Securities Business Days before the applicable Interest Payment Date.  Promptly upon determination, the Calculation Agent will inform the Trustee and the Company, or as set forth herein, the Company or its designee (which may be an independent financial advisor or such other designee of the Company (any of such entities, the “Designee”)) will inform the Trustee, of the Interest Rate for such Interest Period.  Absent manifest error, the determination of the Interest Rate by the Calculation Agent, or as set forth herein, by the Company or the Designee, shall be binding and conclusive on the Holders of the Securities, the Trustee and the Company.  For the avoidance of doubt, in no event shall the Calculation Agent, Trustee or Paying Agent (as defined in the Indenture) be the Designee.

None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Compounded SOFR (or any other Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor Benchmark.  In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or the Designee without independent investigation, and none will have any liability for actions taken at the direction of the Company.

Any determination, decision or election that may be made by the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence of non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or the Designee’s sole discretion and, notwithstanding anything to the contrary herein, will become effective without consent from any other party.  None of the Trustee, the Calculation Agent or the Paying Agent will have any liability for any determination made by or on behalf of the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties.  None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Designee, or for any failure or delay in the performance by the Company or the Designee, nor shall any of the Trustee, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of the Designee.

As further described herein, the amount of interest accrued and payable on the Securities for each Interest Period shall be equal to the product of (i) the outstanding principal amount of the Securities multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

The Interest Rate for each Interest Period will be equal to Compounded SOFR plus the Spread.  “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days in the applicable Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)            the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)            if the SOFR Index specified in clause (1) does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, with respect to SOFR, then Compounded SOFR shall be the rate determined as set forth below.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Spread.

Notwithstanding anything to the contrary herein, if the Company or the Designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below shall thereafter apply to all determinations of the Interest Rate.

For the avoidance of doubt, in accordance with the next paragraph, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period shall be an annual rate equal to the sum of the Benchmark Replacement and the Spread.

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the website of the Federal Reserve Bank of New York, at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information, or any successor source.  For the purposes of this paragraph, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed.  If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the Federal Reserve Bank of New York’s Website.

If the Company or the Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company (or the Designee) pursuant to this paragraph and the two preceding paragraphs, including any determination with respect to tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, shall be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary herein, shall become effective without consent from the Holders of the Securities or any other party.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)         the sum of:  (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)            the sum of:  (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)           the sum of:  (a) the alternate rate of interest that has been selected by the Company (or the Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)           the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)           the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or the Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “interest period” and “Observation Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that the Company (or the Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or the Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or the Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or the Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)           a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” for all purposes related to the Securities means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Interest Payment Date.

“Interest Period” means (i) the period from, and including, the most recent Interest Payment Date (or, with respect to the initial Interest Period only, from and including September 15, 2025) to, but excluding, the next succeeding Interest Payment Date or (ii) in the case of the last such period, from, and including, the Interest Payment Date immediately preceding the maturity date to, but excluding, the maturity date.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the Interest Payment Determination Date for such Interest Period.

“Reference Time” with respect to any determination of the Benchmark for the Securities means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or the Designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“U.S. Government Securities Business Day” is any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The Securities will not be redeemable prior to September 15, 2028.

The Indenture contains provisions, which will apply to the Securities, for defeasance and covenant defeasance and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Purchase of Securities upon a Change of Control Triggering Event

If a Change of Control Repurchase Event occurs after the date hereof, the Company will make an offer to each Holder of Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase.

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will send a notice to each holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)           accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)           deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered and not withdrawn; and

(iii)          deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly send to each Holder of Securities properly tendered and not withdrawn the purchase price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Security equal in principal amount to any unpurchased portion of any such Securities surrendered; provided that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue of any such compliance.

“Below Investment Grade Rating Event” means, with respect to the Securities, the rating on the Securities is lowered by each of the Rating Agencies, and the Securities are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control or (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a lowering in rating by each of the Rating Agencies will be deemed not to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) unless each of the Rating Agencies lowering its rating announces or publicly confirms that such lowering was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).  The Trustee shall have no obligation or duty to monitor the ratings of the Securities or determine or verify the determination of whether a Below Investment Grade Rating Event has occurred.

“Change of Control” means the occurrence of any of the following after the date hereof:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of the Company’s subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed to be a beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (4) the adoption by the Company of a plan providing for the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

For purposes of the foregoing discussion of the purchase of Securities upon a Change of Control Triggering Event, the following definitions are applicable:

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings and its successors.

“Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of HEWLETT PACKARD ENTERPRISE COMPANY and all rights hereunder, hereby irrevocably constituting and appointing to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.
Dated:___
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Note purchased by the Company pursuant to Change of Control, state the amount you elect to have purchased:
$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note) Tax Identification No.:

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGE OF GLOBAL NOTES*

The initial outstanding principal amount of this Global Note is $                          .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.